UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Adama Technologies Corp.
(Name of Registrant as Specified In Charter)

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Adama Technologies Corp.
c/o Aviram Malik
76/7 Zalman Shazar Street
Hod Hasharon, Israel 45350
972 - (544) 455-292

To Our Stockholders:

On July 12 , 2011, the Board of Directors of Adama Technologies Corp., unanimously approved amendments to the Company's Articles of Incorporation to effect a reverse stock split whereby all outstanding shares of the Company's $0.0001 par value common stock (“Common Stock”) will be reverse split at a ratio of THREE HUNDRED  (300) for ONE (1).

On July 12 , 2011, these amendments were approved by a holder of a majority of the Common Stock.

The amendment to the Company's Articles of Incorporation are expected to be effective on or about August 30 , 2011.  This Information Statement is being delivered to all stockholders of record as of the close of business on July 30, 2011.

This Information Statement is being sent to you for information only and you are not required to take any action.

By Order of the Board of Directors:

/s/ Aviram Malik
Aviram Malik
President and Director

Hod Hasharon, Israel
July 14 , 2011

ADAMA TECHNOLOGIES CORP.
c/o Aviram Malik
76/7 Zalman Shazar Street
Hod Hasharon, Israel 45350
972 - (544) 459-292

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

This Information Statement is being delivered  on or about July 30, 2011, in connection with the vote by the Board of Directors of the Company and the approval by written consent of the holder(s) of a majority of the Common Stock to effect a reverse stock split whereby all outstanding shares of the Company's $0.0001 par value common stock (“Common Stock”) will be reverse split on a THREE HUNDRED FIFTY (300) for ONE (1).

Pursuant to Securities and Exchange Commission Rule 14c-2(b), the actions approved by the stockholders cannot become effective until 20 days from the date of mailing of this Information Statement to our stockholders.  This Information Statement shall constitute notice to our stockholders of action by written consent.

The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock that each stockholder is entitled to receive as a result of the Reverse Split.  New Common Stock certificates will not be issued at the Effective Date, but may be issued subsequently with respect to any certificates returned to the transfer agent upon a sale, exchange, or for any other purpose.  No fractional shares will be issued in connection with the Reverse Split.  Stockholders who would otherwise be entitled to receive fractional shares because they hold the number of shares of Common Stock that is not evenly divisible by 300 will have the number of shares to which they are entitled rounded up to the nearest whole number of shares.  No stockholder will receive cash in lieu of a fractional share.

The Company's Common Stock is traded on the “OTCBB” under the symbol ADAC. There have been no recent sales of securities.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

FORWARD LOOKING STATEMENTS

This Information Statement, including the Exhibits attached hereto, contains forward- looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward- looking statements. Factors that might cause such a difference include the risks and uncertainties that could affect the Company's economic prospects, including, but not limited to, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference in this Information Statement.

THE REVERSE SPLIT

The following summary describes the material terms of the Reverse Split. This Information Statement contains more detailed descriptions of such terms. We encourage you to read the entire Information Statement and the documents we have incorporated by reference.

Description of the Reverse Split

As of July 14  2011, there were 337,110,096 shares of Common Stock authorized, issued and outstanding. The Common Stock constitutes the sole class of outstanding voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

Background and Purpose of the Reverse Split

By completing a 1-for-300 Reverse Split of the currently issued and outstanding Common Stock of the Company, the Company will reduce the number of issued and outstanding shares while at the same time maintain its public status, thereby preparing the Company for the issuance of the quantities of shares required for an acquisition, merger, or reorganization and / or the raising of additional Capital .

The Board of Directors believes that the Reverse Split will benefit all stockholders, as without the Reverse Split, the Company would have little value as a candidate for an acquisition, merger, or reorganization with a private company that seeks to go public by way of such a transaction and / or seeking additional capital for its current business expansion .Except for the rounding up of fractional shares, which benefits smaller stockholders over larger stockholders, the Reverse Split affects all stockholders equally.

The reduction in the number of outstanding shares could adversely affect the market for our Common Stock by reducing the relative level of liquidity.  Consequently, there can be no assurance that the Reverse Split will result in a proportionate increase in the value of the shares of Common Stock.

Any new shares issued in connection with the Reverse Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split. As a result of the 300 to 1 reverse stock split, with special treatment to preserve round lot stockholders, our largest shareholders will own a lesser percentage of the Corporation's voting securities.

As part of the Reverse Stock split, the par value of our Common Stock will remain unchanged.  While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders' equity.  All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

Following the Reverse Split, we will have approximately 1,123,700  shares of Common Stock issued and outstanding.

Effect of the Reverse Split on the Company

The Reverse Split will not affect the public registration of the Common Stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Similarly, we do not expect that the Reverse Split will affect the continued quotation on the “OTCBB.”  The Reverse Split is not intended to make the Company a privately-held company or otherwise constitute a “going-private” transaction.

The number of authorized shares of Common Stock will not change as a result of the Reverse Split.

Upon completion of the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced from 337,110,096 shares to approximately 1,123,700 shares.

The Reverse Split will not alter the voting rights or other rights of holders of the Company's Common Stock.

Approving Vote of the Board of Directors and Consenting Stockholders

The Company's Board of Directors has determined that the Reverse Split is in the best interests of the Company.  The Company has received the approving consent of the holders of a majority of the shares of Common Stock entitled to vote on the Reverse Split.  Accordingly, no additional vote of the Company's stockholders is required to approve the Reverse Split.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without such outside persons.

Effective Date

The Reverse Split is anticipated to be effective on or about August 30 , 2011

Street Name Holders of Common Stock

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by shareholders.  It is expected that the Company's transfer agent will adjust the record books of the company to reflect the 300-for-1 Reverse Split effective as of close of business on August 30 , 2011, or the effective date if different.  New certificates will not be mailed to shareholders; however, new certificates will be issued during the ordinary course of business.

Dissenters' Rights

Stockholders do not have any dissenters' rights under the Nevada Law or under the Company's Articles of Incorporation or by-laws in connection with the Reverse Split.

Certain Federal Income Tax Consequences

We have summarized below certain federal income tax consequences to the Company and its stockholders resulting from the Reverse Split. This summary is based on United States federal income tax law, existing as of the date of this Information Statement. Such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a United States citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse Split will be treated as a tax-free “recapitalization” for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Split.

As stockholders will continue to hold Common Stock immediately after the Reverse Split, and receive no cash as a result of the Reverse Split, they should not recognize any gain or loss in the Reverse Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse Split.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. Stockholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Reverse/Forward Split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock, (ii) all directors and nominees, (iii) each executive officer, and (iv) all directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 234,255,000  shares of our common stock issued and outstanding as of March 31 , 2011. The address of each person listed is c/o Aviram Malik, 76/7 Zalman Shazar Street, Hod Hasharon, Israel 45350.

Officers, Directors and 5% Stockholders	No. of Shares	Percentage Ownership

Aviram Malik	9,727,600	4.1%

Benjamin Karasik	5,750,000	2.5%

All directors and executive officers as a group (2 persons)	15,477,000	6.7%

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers.

Name	Age	Positions and Offices Held
Aviram Malik	46	Chief Executive officer, President and Director
Asher Zwebner	47	Chief Financial/Accounting Officer, Secretary and Director
Benny Karasik	49	Treasurer, Secretary and Director

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Aviram Malik has been our Chief Executive Officer, President and Director since the Company’s inception on September 17, 2007. After his service in the Israeli navy as a deep sea diver in 1994, Aviram served as a Branch Manager for a leading pharmaceuticals corporation in Israel from 1994 to 1997. In 1997, Aviram was appointed European Sales Manager for Buzz VC, a leading hi-tech video conferencing company. He held this position for a several years and was later appointed Zone Manager for Loreal, in France in 2000, where he was responsible for sales and management of a sales force responsible for the Mediterranean region. From 2002-2003, Aviram served as a retail manager for one of Israel’s largest companies. As such, he was responsible for negotiations with suppliers both in Israel and abroad, overseeing the running of four Duty Free shops in Israel’s air and sea ports.

Asher Zwebner has been the Interim Chief Executive Officer of Majic Wheels Corp. since January 2009 and its Chief Financial Officer since the Company’s inception in March 15, 2007. As of January 1, 2007, Mr. Zwebner has served as the Chief Financial Officer of SinoBiomed Inc., and since October 18, 2007, as the Chief Financial Officer of Suspect Detection Systems, Inc., and its Interim Chief Executive Officer since February 2008. From November 2004 until October 2006, Mr. Zwebner was also a Director of SinoBiomed Inc. Since May 2002, he has also served as the Chief Financial Officer of ForexManage Ltd., a private hi-tech developer of Internet-based foreign exchange and risk management solutions based in Israel. From May 2001 until May 2002, Mr. Zwebner served as the Chief Financial Officer of SMC Ventures.com, a strategic consulting firm specializing in mergers and acquisitions and in corporate debt and equity financing activities. From January 2000 until May 2001, Mr. Zwebner acted as CFO for Britanica.com, an educational software company that developed a proprietary e-learning platform technology. . From March 1995 through December 1999, Mr. Zwebner was a senior manager at the Israeli accounting office of Kost Forer and Gabbay, a member of Ernst & Young International. Mr. Zwebner is a CPA in Israel and the United States, and received a BS Degree in Accounting and Finance from Touro College in 1988.

Benny Karasik , has been an entrepreneur of start ups and real estate developments as well as an investor in private equities since 2000.  Mr. Karasik was the founder of J&B Optical USA and was its Chief Executive Officer from 1971 until 2000.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is a Director in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company’s annual stockholders’ meeting and is qualified, subject to removal by the Company’s stockholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. We will form an audit committee if it becomes necessary as a result of growth of the Company or as mandated by public policy.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the fourth quarter of 2011.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest, in that our Directors who are also our officers have the authority to determine issues concerning management compensation, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Directors or officers.

ITEM 11. EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation

Employment Contracts.  We have no employment agreements with any of our Directors or executive officers.

Stock Options/SAR Grants.   On July 22, 2009, the Company adopted the Stock Incentive Plan, pursuant which the Company is authorized to grant equity-based awards in the form of stock options, restricted common stock, restricted stock units, stock appreciation rights, and other stock based awards to employees (including executive officers), directors, consultants and service provider of the Company and its subsidiaries. The maximum number of shares available for grant under the plan is 25,000,000 shares of common stock.  The number of shares available for award under the plan is subject to adjustment for certain corporate changes and based on the types of awards provided, all in accordance with the provisions of the plan. The plan may be administered by the Board.  No options have been issued to date under the plan .

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Aviriam Malik, CEO	2010	$		0	$28,000	0	0	0	0	$28,000

Asher Zwebner, CFO	2010		$19,500	0	0	0	0	0	0	$19,5000

Benny Karasik	2010	$		0	$28,000	0	0	0	0	$28,000

Long-Term Incentive Plans. As of December 31, 2010, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect. Further, we had no pension plans or plans or agreements which provide compensation on the event of termination of employment or corporate change in control.

Outstanding Equity Awards . As of December 31, 2010, none of our Directors or executive officers holds unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

During the year 2010 no compensation has been paid to any of our Directors in consideration for their services rendered in their capacity as directors, except for an aggregate of $19,500 paid in consulting fees to the Chief Financial Officer and $28,000 in the form of unregistered restricted common stock to each of two of its Directors.

ADDITIONAL INFORMATION
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:
(1)	Quarterly Report on Form 10-Q, filed on May 18, 2011;
(2)	Annual Report on Form 10-K, filed on March 31, 2011

We will provide without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates).  Such requests should be directed to the Address and phone number indicated below.  This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,
PLEASE CONTACT:

By order of the Board of Directors of
Adama Technologies Corp.
c/o Aviram Malik
76/7 Zalman Shazar Street
Hod Hasharon, Israel 45350
972 - (544) 459-292

July 14, 2011

By:	/s/ Aviram Malik,
Aviram Malik,
Chief Executive Officer, President